REGISTRATION RIGHTS AGREEMENT by and among New Fortress Energy Inc. and Ceiba Energy US LP Dated as of October 1, 2024

i TABLE OF CONTENTS Section 1. Certain Definitions ...................................................................................................2 Section 2. Shelf Registration.....................................................................................................4 Section 3. Suspension Periods ..................................................................................................5 Section 4. Registration Procedures ...........................................................................................6 Section 5. Registration Expenses ..............................................................................................8 Section 6. Indemnification ........................................................................................................9 Section 7. Securities Act Restrictions .....................................................................................11 Section 8. Transfers of Rights .................................................................................................11 Section 9. Miscellaneous ........................................................................................................12

2 THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of October 1, 2024, by and between New Fortress Energy Inc., a Delaware corporation (the “Company”), and Ceiba Energy US LP, a Delaware limited partnership (the “Investor” and, together with the Company, the “Parties” and, each, a “Party”). WHEREAS, the Parties have entered into an Exchange Agreement, dated as of September 23, 2024 (the “Exchange Agreement”), pursuant to which the Investor has agreed to acquire from the Company, and the Company has agreed to issue to the Investor, 96,746 shares of the Company’s Preferred Stock (as defined herein), 10,000 shares of which will initially be deposited into an escrow account; WHEREAS, the Preferred Stock is convertible into shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”); WHEREAS, as a condition to the closing of the transactions contemplated by the Exchange Agreement, the Company and the Investor must enter into this Agreement to grant the Investor certain registration rights with respect to Common Stock issuable upon conversion of the Preferred Stock; and WHEREAS, the Company and the Investor desire to define the registration rights for the Investor on the terms and subject to the conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: Section 1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings: “Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative. “Business Day” means a day other than a Saturday, Sunday or day on which commercial banks located in New York, New York, USA are authorized or required to be closed for business. “Certificate of Designations” means the Certificate of Designations, dated as of October 1, 2024, setting forth the terms of the Preferred Stock. “Company” has the meaning set forth in the introductory paragraph. “Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock at the then-prevailing Conversion Price (as defined in the Certificate of Designations).

3 “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act. “Governmental Entity” means all United States and other governmental or regulatory authorities. “Investor” or “Investors” has the meaning set forth in the introductory paragraph; provided, that if any Permitted Transferee succeeds to the rights and obligations of such Investor or Investors hereunder in accordance with Section 8 hereof, “Investor” or “Investors” shall also mean such Permitted Transferees. “Permitted Transferee” means any transferee of the Preferred Stock in accordance with Section 8 hereof. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity. “Preferred Stock” means (a) the Company’s Series B Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share issued pursuant to the Exchange Agreement and (b) any securities into which or for which the securities described in (a) above may be converted, exchanged or reclassified pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise pursuant to the Certificate of Designations, other than Conversion Shares. “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in a Registration Statement and relating to the terms of the sale of any portion of Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses. “Registrable Shares” means, at any time, with respect to a particular Investor (i) the Conversion Shares, (ii) shares of Common Stock issued by the Company to the Investors pursuant to a redemption or repurchase of the Preferred Stock as permitted under the Certificate of Designations (the “Redemption Shares”) and (iii) any securities issued by the Company after the date hereof in respect of the Conversion Shares or Redemption Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that such securities will irrevocably cease to constitute Registrable Shares upon the earliest to occur of: (a) the date on which such securities are disposed of pursuant to a Registration Statement under the Securities Act or pursuant to Rule 144 (or any successor provision); (b) the date on which such securities may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act without limitation thereunder on volume or manner of sale; (c) the date on which such securities have been transferred in violation of Section 7 hereof or to a Person that does not become an Investor pursuant to Section 8 hereof; and (d) the date on which such securities cease to be outstanding (or any combination of clauses (a)-(d)). It is understood and agreed that, once a security of the kind described in clause (i) or (ii) above becomes a security of the kind described in the proviso above,

4 such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Share hereunder shall cease to apply with respect to such security. “Registration Expenses” has the meaning set forth in Section 5(a). “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Shares. “SEC” means the Securities and Exchange Commission or any successor agency. “Securities Act” means the Securities Act of 1933, as amended. “Suspension Period” has the meaning set forth in Section 3. “Termination Date” means, with respect to an Investor, the first date on which the Investor no longer owns any Registrable Shares or is no longer an “Investor.” In addition to the above definitions, unless the context requires otherwise: (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time; (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others; (iii) references to “Section” are references to Sections of this Agreement; (iv) words such as “herein,” “hereof,” “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; (v) references to “business day” mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and (vi) the symbol “$” means U.S. dollars. Section 2. Shelf Registration. (a) Initial Registrable Shares. Subject to the provisions hereof, the Company shall, as promptly as reasonably practicable, but no later than the third Business Day following the issuance of the Preferred Stock, (i) file (if permitted to do so under the Securities Act and the rules and regulations thereunder) a Registration Statement on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration), or an amendment or supplement to an existing registration statement on Form S-3 (the “Initial Registration Statement”) for a sale of Registrable

5 Shares pursuant to Rule 415 promulgated under the Securities Act or otherwise (the “Initial Shelf Registration”) in an amount at least equal to the number of Conversion Shares initially issuable upon conversion of the outstanding Preferred Stock held by the Investors and (ii) if necessary, cause such Initial Registration Statement to become effective as soon as practical thereafter. If permitted under the Securities Act, the Initial Registration Statement shall be one that is automatically effective upon filing. (b) Sufficient Registration of Shares. In the event the number of shares of Common Stock registered for resale under the Initial Registration Statement, together with any subsequent Registration Statement filed pursuant to this Section 2(b), as applicable, is insufficient to cover all of the Registrable Shares required to be covered by a Registration Statement pursuant to this Agreement, the Company shall amend the Initial Registration Statement, or file a new Registration Statement on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S- 3 shelf registration), so as to cover the full amount of Registrable Shares required to be covered by a Registration Statement as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than three (3) Business Days after reasonable request from the Investor. The Company shall cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof. For purposes of the foregoing provision, the number of shares of Common Stock available under the Initial Registration Statement, together with any subsequent Registration Statement filed pursuant to this Section 2(b), as applicable, shall be deemed “insufficient to cover all of the Registrable Shares” if at any time the number of shares of Common Stock available for resale under the Registration Statement is (i) less the number of shares of Common Stock held by the Investors pursuant to a conversion of Preferred Stock and into which the Preferred Stock held by the Investors is then convertible or (ii) less the number of Redemption Shares. (c) Effective Period of Shelf Registration. The Company shall, subject to the other applicable provisions of this Agreement, use commercially reasonable efforts to cause any Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Shares. Notwithstanding the foregoing, the Company shall not be obligated to keep any such Registration Statement effective, or to permit Registrable Shares to be registered, offered or sold thereunder, at any time on or after the Termination Date. Section 3. Suspension Periods. The Company may delay the filing or effectiveness of any Registration Statement or require the Investors to suspend any sales of Registrable Shares pursuant thereto, but only if the Company’s board of directors determines in its reasonable discretion, based on written advice of counsel (x) that proceeding with such sales would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would be materially harmful to the Company, or (y) that the registration or sales to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including, any material debt or equity financing, any material acquisition or disposition, or any recapitalization or reorganization of the Company. Any period during which the Company has delayed a filing, an effective date or a sale pursuant to this Section 3 is herein called a “Suspension Period.” The Company shall provide prompt written notice to the Investors of the

6 commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 3); provided however such notice shall not include any material non-public information. The Investors shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (i) may the Company deliver notice of a Suspension Period to the Investors more than two times in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 90 days or more in any calendar year. Section 4. Registration Procedures. (a) In connection with a Registration Statement provided for in Sections 2(a) and 2(b), the Company shall use commercially reasonable efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein: (i) subject to the other provisions of this Agreement, use commercially reasonable efforts to prepare and file with the SEC such Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing); (ii) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Registrable Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Registrable Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement; (iii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States; (iv) notify such Investors at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of an Investor, the Company shall use commercially reasonable efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any

7 material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (v) use commercially reasonable efforts to cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed; (vi) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to such Registration Statement or Rule 144, provide the transfer agent if reasonably required by the transfer agent, any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Shares without legend upon sale by the holder of such shares of Registrable Shares under such Registration Statement or Rule 144, subject to the provisions of Section 7 hereof; and (vii) promptly notify the Investors: (1) when such Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to such Registration Statement has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (2) of any request by the SEC for amendments or supplements to such Registration Statement or the Prospectus or for any additional information regarding such Investor; (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement; and (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities laws or blue sky laws of any jurisdiction. (b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investors specifically for use therein. (c) At all times after the Company has filed a Registration Statement with the SEC and until the Termination Date, pursuant to the requirements of the Securities Act, the

8 Company shall use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Investors to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act. (d) The Company may require the Investors as to which any registration is being effected to furnish to the Company information regarding such Investor as the Company may from time to time reasonably request in connection with such registration. (e) Each Investor agrees by having its shares of Common Stock treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 4(a)(iv), the Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 4(a)(iv), and, if so directed by the Company, the Investor will deliver to the Company all copies (at the Company’s expense), other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice. (f) The Company may prepare and deliver a free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such free writing prospectus. No Investor may use a free writing prospectus to offer or sell any such shares without the Company’s prior written consent. (g) It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2 or 4, or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit such Registration Statement or Prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and commercially reasonable efforts to resolve those comments, shall not be a breach of this Agreement. (h) It is further understood and agreed that the Company shall not have any obligations under this Section 4 at any time on or after the Termination Date. (i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file any Registration Statement or include Registrable Shares in any Registration Statement unless it has received from the applicable Investor, at least three business days prior to the anticipated filing date of such Registration Statement, reasonably requested information required to be included in the Registration Statement and to be provided by such Investor for inclusion therein. Section 5. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees

9 and expenses of compliance with securities or blue sky laws, listing application fees, transfer agent’s and registrar’s fees and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Investor shall bear the cost of all commissions associated with any sale of Registrable Shares and shall pay its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor and any stock transfer taxes. Section 6. Indemnification. (a) The Company shall indemnify, to the fullest extent permitted by law, each Investor (to the extent a seller under a Registration Statement) against all losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable and documented attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in that Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in the light of the circumstances under which they were made), except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investors. (b) In connection with any Registration Statement, the Investors shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable and documented attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in the light of the circumstances under which they were made), but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Investors expressly for use therein. (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent. An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel in each jurisdiction) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other

10 claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement. (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the applicable Termination Date but only with respect to offers and sales of Registrable Shares made before the applicable Termination Date or during the period following the applicable Termination Date referred to in Section 4(g). (e) If the indemnification provided for in or pursuant to this Section 6 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

11 Section 7. Securities Act Restrictions. The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investors shall not, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such transfer and the Company may require the Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. The legend on any Registrable Shares or shares of Preferred Stock held by an Investor shall be removed if (i) a registration statement covering the resale of such shares is effective under the Securities Act and the applicable holder of such shares delivers to the Company a representation letter agreeing that it has sold such shares pursuant to such effective registration statement or (ii) if such shares may be sold free of the applicable restrictions identified in Rule 144(b), including paragraph (c)(1) of Rule 144; provided, that, the holder of such shares has provided all necessary documentation and evidence as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities law. The Company shall cooperate with the applicable holder of such shares to effect removal of the legend on such shares as soon as reasonably practicable after delivery of notice from such holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such holder pursuant to the immediately preceding sentence). The Company shall bear all direct costs and expenses associated with the removal of a legend. Section 8. Transfers of Rights. If an Investor transfers any rights to a Permitted Transferee in accordance with the provisions of the Certificate of Designations, such Permitted Transferee shall, together with all other such Permitted Transferees and the Investors, also have the rights of the Investors under this Agreement, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in form and substance reasonably satisfactory to the Company) that it has joined with the Investors and the other Permitted Transferees as a party to this Agreement and has assumed the rights and obligations of the Investors hereunder with respect to the rights transferred to it by an Investor. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the applicable Investor’s obligations under this Agreement, and the rights not so transferred, shall continue. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with

12 respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares. Section 9. Miscellaneous. (a) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a nationally recognized next day courier service, in each case with a copy sent concurrently by e-mail. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice. Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause of notification that such notice or communication is available and identifying the website address therefor. If to the Investor: Ceiba Energy US LP c/o Denham Capital Management LP 185 Dartmouth Street, 7th Floor Boston, MA 02116 Attn: Tony Fiore; Fernando Planchart Email: [***] With a copy (which shall not constitute notice) to: Ceiba Energy Management LLC 7676 Woodway Drive, Suite 325 Houston, TX 77063 Attn: Legal Department Email: [***] and Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Attention: James Garrett; John Greer Email: [***]

13 and Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados Praia do Flamengo 200 11º andar Rio de Janeiro – RJ, 22210-901 Attn: Felipe Rodrigues Caldas Feres Email: [***] If to Buyer: New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, New York 10011 Attn: Cameron D. MacDougall Email: [***] With a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Attn: Michael J. Schwartz Email: [***] (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. (c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale. (d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor, any benefits, rights, or remedies (except as specified in Section 6 hereof). (e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Parties hereto agrees (a) to submit to the exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that

14 exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 9(a). To the extent permitted by applicable law, each of the Parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. (g) Entire Agreement. This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the Parties hereto with respect to the subject matter hereof. (h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement. (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. (j) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Investor. [Execution Page Follows]

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the Parties hereto as of the date first written above. NEW FORTRESS ENERGY INC. By: /s/ Christopher S. Guinta Name: Christoper S. Guinta Title: Chief Financial Officer CEIBA ENERGY US LP By: /s/ Emilio A. Vicens Name: Emilio A. Vicens Title: Chief Executive Officer